Exhibit 5(c)

CLIFFORD CHANCE LLP ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS

CLIFFORD CHANCE AMSTERDAM OPINION LETTER ISSUED IN CONNECTION WITH THE FILING OF A REGISTRATION STATEMENT

CLIFFORD CHANCE LLP ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS DROOGBAK 1A 1013 GE AMSTERDAM PO BOX 251 1000 AG AMSTERDAM TEL +31 20 7119 000 FAX +31 20 7119 999 WWW.CLIFFORDCHANCE.COM

To: Turlock B.V. Europalaan 202 7559 SC Hengelo Ov The Netherlands (the "Addressee")	Our ref: 80-40665587 Direct dial: +31 20711 9340 E-mail: Jurgen.vanderMeer@CliffordChance.com 28 February 2018
Turlock B.V. – Legal opinion issued in connection with a Registration Statement
We have acted as legal counsel (advocaat) in The Netherlands on the instructions of Turlock B.V. for the purpose of rendering a legal opinion as to certain matters of the laws of The Netherlands in connection with the filing of a registration statement and certain other documents in relation thereto listed in Schedule 1 (Documents and Enquiries) hereto.

1.	INTRODUCTION

1.1	Defined terms and interpretation
In this opinion letter (the "Opinion Letter"):

1.1.1	"Board Resolution Execution Date" means the date on which the Draft Board Resolution is executed (which shall not be later than eighteen months after 27 June 2017);

1.1.2
"Dutch Obligor" means Turlock B.V., registered as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands having its seat (statutaire zetel) in Amsterdam, The Netherlands, with the trade register (handelsregister) of the Dutch Chamber of Commerce (the "Chamber"), which registration is administrated under number 08169375;

1.1.3	"Indenture Execution Date" means the date on which the Indenture is executed;
1.1.4

CLIFFORD CHANCE LLP IS A LIMITED LIABILITY PARTNERSHIP REGISTERED IN ENGLAND AND WALES UNDER NUMBER 0C323571. THE FIRM'S REGISTERED OFFICE AND PRINCIPAL PLACE OF BUSINESS IS AT 10 UPPER BANK STREET, LONDON, E14 5JJ. A LIST OF THE MEMBERS IS OPEN TO INSPECTION AT THIS OFFICE. THE FIRM USES THE WORD "PARTNER" TO REFER TO A MEMBER OF CLIFFORD CHANCE LLP OR AN EMPLOYEE OR CONSULTANT WITH EQUIVALENT STANDING AND QUALIFICATIONS. CLIFFORD CHANCE LLP IS REGISTERED IN THE NETHERLANDS WITH THE COMMERCIAL REGISTER OF THE CHAMBER OF COMMERCE UNDER NUMBER 34360401.

CLIFFORD CHANCE LLP ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS

1.1.5	headings are for ease of reference only and shall not affect its interpretation; and

1.1.6	references to paragraphs or Schedules are references to the relevant paragraph of or Schedule to this Opinion Letter, unless a contrary indication appears.

1.2	Legal review
For the purpose of issuing this Opinion Letter we have reviewed only the documents listed in Schedule 1 (Documents and Enquiries) and we have undertaken only the searches and enquiries listed in Schedule 1 (Documents and Enquiries).

1.3	Applicable law
This Opinion Letter, including all claims and actions arising therefrom or in connection therewith, as well as the opinions given in it, are governed by the laws of The Netherlands.

1.4	The Netherlands
For the purpose of this Opinion Letter, where reference is made to the laws of The Netherlands or to The Netherlands in a geographical sense this should be read as:

(a)	a reference to the laws as in effect in that part of the Kingdom of The Netherlands (Koninkrijk der Nederlanden) that is located in continental Europe (Europees gedeelte van Nederland); and

(b)	a reference to the geographical part of the Kingdom of The Netherlands that is located in continental Europe, excluding, for the avoidance of doubt, any overseas nations forming part of the Kingdom of The Netherlands (such as Aruba, Curacao and St. Maarten) and any overseas special public bodies of the Kingdom of The Netherlands (such as Saba, St. Eustatius and Bonaire) and their respective laws and regulations.

1.5	Assumptions and reservations
The opinions given in this Opinion Letter are given on the basis of the assumptions set out in Schedule 2 (Assumptions) and are subject to the reservations set out in Schedule 3 (Reservations). The opinions given in this Opinion Letter are strictly limited to the matters stated in paragraph 2 (Opinions) and do not extend to any other matters.

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CLIFFORD CHANCE LLP ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS

2.	OPINIONS
We are of the following opinion:

2.1	Corporate status
The Dutch Obligor has been duly incorporated and is registered as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of The Netherlands and has the corporate power to enter into the Indenture and to exercise its rights and perform its obligations under the Indenture.

2.2	Power and authority
All corporate action required to authorise the execution by the Dutch Obligor of the Indenture and the exercise by it of its rights and the performance by it of its obligations under the Indenture in its capacity as Guarantor (as defined therein) (i) has been duly taken pursuant to the June 2017 Board Resolution and (ii) shall be duly taken upon the due execution of the Draft Board Resolution.

2.3	Due execution
The Indenture, when duly signed on behalf of the Dutch Obligor by any two members of the management board of the Dutch Obligor or by any Designated Person (as defined in the Board Resolutions) pursuant to the relevant Power of Attorney, will have been duly executed by the Dutch Obligor.

2.4	Conflict with Articles of Association
Neither the execution by the Dutch Obligor of the Indenture nor the performance by the Dutch Obligor of its obligations thereunder conflicts with its Articles of Association.

3.	LIMITS OF OPINION
The opinions set out in this Opinion Letter are given only with respect to the laws of The Netherlands in force as at the date hereof (excluding unpublished case law), excluding tax law, competition law and the law of the European Union to the extent not directly applicable in The Netherlands. We express no opinion that the future or continued performance of the Dutch Obligor's obligations or the consummation of the transactions contemplated by the Indenture will not contravene such laws of The Netherlands in force as at the date hereof or the application or interpretation if altered in the future. We express no opinion on (i) any

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CLIFFORD CHANCE LLP ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS

matters relating to the legality, validity and enforceability as a matter of the laws of The Netherlands of the Indenture and the rights and obligations of the Dutch Obligor arising thereunder and (ii) matters of fact or any commercial, accounting or other non-legal matter. Furthermore, we express no opinion in respect of any representations and warranties or other statements contained in the Indenture.

4.	ADDRESSEE AND PURPOSE
This Opinion Letter:

(a)
is delivered to you as an exhibit to the automatically effective shelf registration statement on Form S-3 filed on the date hereof (including the prospectus therein, the "Shelf Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") in respect of debt securities, guarantees, preference shares, ordinary shares, depositary shares, warrants and units and may be relied upon for the purpose of the Shelf Registration Statement.

(b)
may be filed by the Company as an exhibit to the Shelf Registration Statement in connection with the reference to us under the caption "Legal Matters" in the prospectus supplement which is a part of the Registration Statement. The previous sentence is no admittance from us or Clifford Chance LLP that we are or Clifford Chance LLP is in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Each person relying on this opinion agrees, in so relying, that only Clifford Chance LLP shall have any liability in connection with this opinion, and that, except as otherwise required by the Securities Act, the agreement in this paragraph and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law;

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CLIFFORD CHANCE LLP ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS

On behalf of Clifford Chance, LLP

/s/ J.L.J.M. van der Meer
Advocaat
Clifford Chance LLP

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CLIFFORD CHANCE LLP ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS

Schedule 1
DOCUMENTS AND ENQUIRIES

1.	INDENTURE
A draft dated 28 February 2018, received by e-mail, of a form of indenture, to be filed with the SEC, between, amongst others, the Issuers (as defined therein), the Dutch Obligor as Issuer or Guarantor, as applicable, and The Bank of New York Mellon Trust Company, N.A. as trustee, which is expressed to be governed by the laws of the State of New York (the "Indenture").

2.	REGISTRATION STATEMENT
A draft dated 28 February 2018, received by e-mail, of a Form S-3 registration statement to be filed by the Dutch Obligor with the SEC under the Securities Act (the "Registration Statement").

3.	CORPORATE DOCUMENTS

3.1	Extract
A scanned copy, received by e-mail, of an original official extract (uittreksel) dated 21 February 2018 from the Chamber relating to the registration of the Dutch Obligor under number 08169375 and confirmed to us by the Chamber by telephone on the date hereof to have remained unaltered since such date (the "Extract").

3.2	Deed of incorporation
A scanned copy, received by e-mail, of the deed of incorporation (akte van oprichting) of the Dutch Obligor, dated 9 January 2008 (the "Deed of Incorporation").

3.3	Articles of Association
A scanned copy, received by e-mail, of the articles of association (statuten) of the Dutch Obligor, as, according to the Extract relating to the Dutch Obligor, they stand since their amendment on 11 January 2018 (the "Articles of Association").

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CLIFFORD CHANCE LLP ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS

3.4	Board Resolutions and Powers of Attorneys
A scanned copy, received by e-mail, of executed written resolutions by the board of managing directors of the Dutch Obligor dated 27 June 2017 (the "June 2017 Board Resolution" and the power of attorney contained in the June 2017 Board Resolution is referred to as the "June 2017 Power of Attorney");
A draft dated 28 February 2018, received by e-mail, of written resolutions by the board of managing directors of the Dutch Obligor (the "Draft Board Resolution" and the power of attorney contained in the Draft Board Resolution is referred to as the "Draft Board Resolution Power of Attorney").
The June 2017 Board Resolution and the Draft Board Resolution are together referred to as the "Board Resolutions". The powers of attorney contained in the 2017 June Board Resolution and the Draft Board Resolution are referred to as the "Powers of Attorney").
The documents referred to in sub-paragraphs 3.1 up to and including 3.4 of this Schedule are also referred to as the "Corporate Documents".

4.	ENQUIRIES

(a)	An enquiry by telephone was made at the Chamber on the date hereof at 11:00 hours (CET) in respect of the Dutch Obligor.

(b)
An enquiry by telephone was made at the relevant bankruptcy chamber of the civil law section (Sector Civiel Recht) of the relevant court of first instance on the date hereof at 11:05 hours (CET) in respect of the Dutch Obligor.

(c)
An online search was made with the Central Insolvency Register (Centraal Insolventieregister) and the EU Insolvency register (EU Insolventieregister) referred to in articles 19a, 19b and 222b Dutch Bankruptcy Act (Faillissementswet) on the date hereof at 11:10 hours (CET) in respect of the Dutch Obligor.

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CLIFFORD CHANCE LLP ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS

SCHEDULE 2
ASSUMPTIONS
The opinions in this Opinion Letter have been given on the following assumptions:

1.	ORIGINAL AND GENUINE DOCUMENTATION

(a)	All signatures on all documents are genuine, all original documents are authentic and all copy documents are complete and conform to the originals.

(b)	The June 2017 Board Resolution has been executed on the date specified therein in the form examined by us.

(c)	The Draft Board Resolution will have been executed on the Board Resolution Execution Date in the form examined by us.

(d)	The Indenture will have been executed on the Indenture Execution Date in the form examined by us.

2.	CORPORATE AUTHORITY OF THE DUTCH OBLIGOR

(a)
The Deed of Incorporation is a valid notarial deed (notariële akte), the contents of which were correct and complete as of the date thereof and there were no defects in the incorporation of the Dutch Obligor on the basis of which a court might dissolve the Dutch Obligor or deem it has never existed.

(b)	At (i) the date hereof, (ii) the Board Resolution Execution Date and (iii) the Indenture Execution Date the:

(i)	Board Resolutions are duly adopted in accordance with the Articles of Association of the Dutch Obligor; and

(ii)	Corporate Documents are accurate, have not been amended or rescinded, are in full force and effect and all matters stated therein are true.

(c)
The managing directors of the Dutch Obligor do not have a conflict of interest with the Dutch Obligor in respect of the entering into of the Indenture that would prevent them from participating in the deliberations and decision making set out in the Board Resolutions of the Dutch Obligor.

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CLIFFORD CHANCE LLP ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS

(d)	Entering into the Indenture and the performance of its obligations thereunder will sufficiently benefit the Dutch Obligor and are in its best corporate interest.

(e)	The managing directors of the Dutch Obligor are not a person described in article 2:242(a) section 1 sub (a) and (b) of the Dutch Civil Code.

(f)
The Indenture shall be duly executed on behalf of the Dutch Obligor by (i) any two managing directors (acting jointly as managing directors of the Dutch Obligor), or (ii) any Designated Person (as defined in the Board Resolution) acting as attorney of the Dutch Obligor pursuant to the relevant Power of Attorney and such Power of Attorney is valid and not revoked on the Indenture Execution Date.

(g)	The aggregate principal amount of the Guarantee (as defined in the Board Resolutions) will not exceed the amount as specified in the relevant Board Resolution upon the execution of the Indenture.

(h)	All of the requirements of the Dutch Works Council Act (Wet op de ondernemingsraden) have been complied with as the date hereof.

(i)
Under the laws governing the existence and extent of the Powers of Attorney towards third parties (as determined pursuant to the rules of the The Hague Convention on the Laws Applicable to Agency of 14 March 1978 (as may be amended)), if other than the laws of The Netherlands, the Powers of Attorney authorised the relevant attorney to create binding obligations for the Dutch Obligor towards the parties with whom such attorney will act or has acted.

(j)
The centre of main interests (as referred to in Regulation (EC) No. 2015/848 of the Council of 20 May 2015 on Insolvency Proceedings (recast) (as may be amended) (the "Recast EU Insolvency Regulation")) of the Dutch Obligor is located in The Netherlands and the Dutch Obligor has not or will not have an "establishment" (as defined in the Recast EU Insolvency Regulation) in any other member state of the European Union.

(k)
The Dutch Obligor has not been dissolved (ontbonden), granted a suspension of payments (surseance van betaling verleend), declared bankrupt (failliet verklaard) or has ceased to exist pursuant to a merger (fusie) or a division (splitsing).

3.	MISCELLANEOUS

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CLIFFORD CHANCE LLP ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS

Save for those documents listed in Schedule 1 (Documents and Enquiries), there is no other agreement, instrument or other arrangement between any of the parties to the Indenture which modifies or supersedes the Indenture.

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CLIFFORD CHANCE LLP ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS

SCHEDULE 3
RESERVATIONS
The opinions in this Opinion Letter are subject to the following qualifications:

1.	LIMITATIONS ARISING FROM INSOLVENCY LAW
The opinions set out in this Opinion Letter are subject to any limitations arising from bankruptcy (faillissement), suspension of payments (surseance van betaling), voidable preference (Pauliana) and similar laws affecting the rights of creditors or secured creditors generally.

2.	ENFORCEABILITY
The validity and enforceability of the obligations of the Dutch Obligor under the Indenture may be successfully contested by the Dutch Obligor (or its receiver in bankruptcy (faillissement)) on the basis of article 2:7 Dutch Civil Code (Burgerlijk Wetboek), if both (i) the execution of the Indenture is not within the scope of the objects of the Dutch Obligor (doeloverschrijding) and (ii) the counterparty of the Dutch Obligor under the Indenture knew or ought to have known (without enquiry) of this fact.

3.	POWER OF ATTORNEY
Under the laws of The Netherlands, each power of attorney (volmacht) or mandate (lastgeving) granted by the Dutch Obligor in the Indenture and Corporate Documents, can only be made irrevocable to the extent that its object is the performance of legal acts in the interests of the attorney or a third party and, whether or not irrevocable, will terminate by operation of law and without notice upon its bankruptcy (faillissement) can only be effectively exercised with the co-operation of the court-appointed administrator (bewindvoerder) in the event of the Dutch Obligor being granted a suspension of payments (surseance van betaling verleend). This reservation would also apply to the extent that the appointment by the Dutch Obligor of a process agent were to constitute a power of attorney or a mandate.

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